Exhibit 10.23

CV SCIENCES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of April 7, 2017, by and between CV Sciences, Inc., a Delaware corporation (the "Company") and Joseph Dowling ("Optionee").

RECITALS

A.             The Company granted options to Optionee pursuant to the resolutions of the Board of Directors dated April 7, 2017 ("Grant Date") to provide an incentive to Optionee to focus on the long-term growth of the Company.

B.             The parties wish to memorialize the grant and in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

AGREEMENT

1.             Grant of Option.  The Company hereby grants to Optionee the right and option (the "Option") to purchase an aggregate of 1,000,000 shares of the common stock of the Company (the "Stock") (such number being subject to adjustment as set forth herein) on the terms and conditions herein set forth.  This Option may be exercised in whole or in part and from time to time as hereinafter provided.  The Option granted under this Agreement is not intended to be an "incentive stock option" as set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.             Vesting of Option.

(a)         Subject to the provisions set forth in this Agreement, the Option shall vest and become exercisable in accordance with the following schedule:

(i)     250,000 when the Company has final meeting minutes from a pre-investigational new drug application (“IND”) meeting as authorized by the FDA for a drug development program utilizing CBD as the active pharmaceutical ingredient;

(ii)   250,000 when the Company is granted an IND; and

(iii)  500,000 when the Company commences its first human dosing under the IND.

Notwithstanding the foregoing, vesting shall accelerate upon a Disposition Event as defined under the Agreement and Plan of Reorganization dated December 30, 2015 by and among CannaVest Corp., CannaVest Merger Sub, Inc. CannaVest Acquisition LLC, CanX, Inc. and The Starwood Trust, as Shareholder Representative.

(b)              Notwithstanding the foregoing, the right to exercise the Option shall accelerate automatically and vest in full (notwithstanding the provisions above) effective as of immediately prior to the consummation of the “Change in Control” (as defined below) unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives (as defined below) are to be issued in exchange therefor, as provided in subsection (c) below.

(c)              The vesting of the Option shall not accelerate if and to the extent that: (i) the Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Company’s Board of Directors in its discretion may consider equitable. If the Option is assumed, or if a new option of comparable value is issued in exchange therefor, then the Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Purchase Price such that the aggregate Purchase Price of this Option or the new option shall remain the same as nearly as practicable.

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(d)              If the provisions of subsection (c) above apply, then the Option, the new option or the New Incentives shall continue to vest as provided above for the remainder of the term of the Option in accordance with the terms hereof. However, in the event of an Involuntary Termination (as defined below) of Optionee’s service with the Company or the acquiring or successor entity (or parent thereof) within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate in full automatically effective upon such Involuntary Termination.

(e)              “Involuntary Termination” shall mean a termination of service by reason of: (i) Optionee’s involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Optionee) for reasons other than Misconduct (as defined below), or (ii) Optionee’s voluntary resignation following (x) a reduction in Optionee’s compensation by more than ten percent (10%), or (y) a relocation of Optionee’s principal place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without Optionee’s written consent.

(f)               “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Optionee which affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (ii) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (iii) the refusal or omission by the Optionee to perform any duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (iv) any act or omission by the Optionee involving malfeasance or gross negligence in the performance of Optionee’s duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (v) conduct on the part of Optionee which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (vi) any illegal act by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Optionee, as evidenced by conviction thereof. The provisions of this paragraph shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

(g)	“Change in Control” shall mean:

(i)               The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than twenty percent (20%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii)             A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii)            A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(iv)            The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

3.       Purchase Price. The price at which Optionee shall be entitled to purchase the Stock covered by the Option shall be $0.365 per share, which is the closing price of the Company’s common stock on the Over The Counter Bulletin Board on April 7, 2017. the Board has determined to be the Fair Market Value (as defined herein) as of the Grant Date, which is the "Fair Market Value in accordance with the requirements set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) or any successor provision thereof.

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4.       Term of Option.  The Option granted under this Agreement shall expire, unless otherwise exercised, ten (10) years from the Grant Date ("Expiration Date"), subject to earlier termination as provided in paragraph 8 hereof.

5.       Exercise of Option.  The Option may be exercised by Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise in the form attached hereto as Exhibit A ("Exercise Notice") and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

6.       Method of Exercising Option.  Subject to the terms and conditions of this Agreement, the Option may be exercised by timely delivery of written notice to the Company or such other person as the Board shall designate, which notice shall be effective on the date received by the Company or such other person ("Effective Date").  The notice shall state Optionee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Optionee.  Such notice shall be signed by Optionee and shall be accompanied by payment of the purchase price of such shares.  In the event the Option shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 and 14 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.  All shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.  In the event the Stock purchasable pursuant to the exercise of the Option has not been registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Optionee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

7.       Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by Optionee in cash, previously-acquired Stock held for more than six (6) months, promissory note net issuance, property (including broker-assisted arrangements) or other forms of payment permitted by the Board and communicated to Optionee in writing prior to the date Optionee exercises all or any portion of the Option.

8.       Termination of Employment or Service.

(a)       General.  If the Optionee's employment is terminated for any reason other than Cause (as defined below), death or Disability (as defined below), then the Options shall continue to vest notwithstanding the termination of Optionee’s employment in accordance with paragraph 2(a), above. If the Company terminates the Optionee's employment or service for Cause, then the Optionee may at any time within ninety (90) days after the effective date of termination of employment or service exercise the vested portion of the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination.

(b)       Death or Disability of Optionee.  In the event of the death or Disability of Optionee within a period during which the Option, or any part thereof, could have been exercised by Optionee, including ninety (90) days after termination of employment or service (the "Option Period"), the Option shall, as of the date of death or Disability, immediately vest and become exercisable by Optionee or his estate at any time within 90 days after Optionee’s death or Disability.

(c)       Definition of Disability.  "Disability" or "Disabled" shall mean a physical or mental condition, verified by a physician designated by the Company, which prevents Optionee from carrying out one or more of the material aspects of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days in any six (6) month period.

(d)       Definition of Cause. "Cause" shall mean:

(i)               Optionee shall have committed an act of fraud, embezzlement or theft with respect to the property or business of the Company, in any such event in such a manner as to cause material loss, damage or injury to the Company;

(ii)             Optionee shall have materially breached his Employment Agreement as determined by the Board and such breach shall have continued for a period of twenty (20) days after receipt of written notice from the Board specifying such breach;

(iii)            Optionee shall have been grossly negligent in the performance of his duties hereunder, intentionally not performed or mis-performed any of such duties, or refused to abide by or comply with the reasonable and lawful directives of the Board, in each case as reasonably determined by the Board, which action shall have continued for a period of twenty (20) days after receipt of written notice from the Board demanding such action cease or be cured; or

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(iv)            Optionee shall have been found guilty of, or has plead nolo contendere to, the commission of a felony offense or other crime involving moral turpitude.

9.       Nontransferability. The Option granted by this Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraph 8 and 13, only by Optionee during his lifetime and while in the employment or service of the Company. Except set forth in paragraph 8 and as otherwise provided by the Board, this Option shall not be transferable by Optionee or any other person claiming through Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other circumstances as the Board deems acceptable.

10.       Adjustments in Number of Shares and Option Price.  In the event of a stock dividend or in the event the stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, the Board has the authority to substitute for each such remaining share of stock then subject to this Option the number and class of shares of stock into which each outstanding share of stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.  Any substitution made pursuant to this paragraph shall be made in such a manner that is consistent with the requirements of Section 409A of the Internal Revenue Code.

11.       Delivery of Shares.  No shares shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided (unless a net issuance strategy is implemented); (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company.

12.       Administration.  The Board shall have the sole and complete discretion with respect to all matters reserved to it by this Agreement, and decisions of the Board with respect to this Agreement shall be final and binding upon Optionee and the Company.  Notwithstanding any other provision of this Agreement, the Board shall administer this Agreement, and exercise all authority and discretion under this Agreement, to satisfy the requirement of Internal Revenue Code Section 409A or any exemption thereto.

13.           Stock Certificates.  All stock certificates delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the stock is listed, quoted, or traded.  The Board may place legends on any stock certificate to reference restrictions applicable to the stock.

14.           Continuation of Employment or Service.  THE OPTIONEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH HEREIN, THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF OPTIONEE's CONTINUOUS SERVICE OR EMPLOYMENT, AS APPLICABLE, (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF OPTIONEE's CONTINUOUS SERVICE OR EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE's RIGHT OR THE COMPANY's RIGHT TO TERMINATE OPTIONEE's CONTINUOUS SERVICE OR EMPLOYMENT, WITH OR WITHOUT CAUSE.

15.           Obligation to Exercise.  Optionee shall have no obligation to exercise any option granted by this Agreement.

16.           Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Delaware.

17.           Amendments.  This Agreement may be amended only by a written agreement executed by the Company and Optionee.  In addition, except as otherwise provided in paragraph 10, the terms of this Agreement may not be amended to reduce the exercise price of the Option or to cancel the Option in exchange for cash, other Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized representative and Optionee has signed this Agreement as of the date first written above.

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Name: Michael Mona, Jr.

Its: President and Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Joseph Dowling

Joseph Dowling

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EXHIBIT A

CV SCIENCES, INC.

EXERCISE NOTICE

CV Sciences, Inc.

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

Attention: Secretary

Effective as of today, ______________, ___ the undersigned (the "Optionee") hereby elects to exercise the Optionee's option to purchase ___________ shares of the Common Stock (the "Shares") of CV Sciences, Inc. (the "Company") under and pursuant to the Non-Qualified Stock Option Award Agreement (the "Option Agreement") dated April 7, 2017.

Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement.

Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares in the form(s) provided for in the Option Agreement, or, if approved, the Shares shall be delivered pursuant to a net issuance.

Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee's purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

Taxes. The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

Restrictive Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

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Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company forthwith to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all persons.

Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Entire Agreement. The Option Agreement is incorporated herein by reference and together with this Exercise Notice constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee.

SUBMITTED BY:	ACCEPTED BY:

CV SCIENCES, INC.

/s/ Joseph Dowling	By: /s/ Michael Mona, Jr.
Joseph Dowling	Name: Michael Mona, Jr.
Its: President and Chief Executive Officer

Address:	Address:

____________	2688 South Rainbow Boulevard, Suite B
____________	Las Vegas, Nevada 89146

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EXHIBIT B

CV SCIENCES, INC.

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	Joseph Dowling
COMPANY:	CV Sciences, Inc.
SECURITY:	Common Stock
AMOUNT:	__________
Date:	__________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

Optionee further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Optionee represents that he is a resident of the state of _________________.

OPTIONEE:

_______________________________

Name (print): _____________________

Date: ___________________________